                                                                    EXHIBIT 99.1


                    [CARAUSTAR INDUSTRIES, INC. LETTERHEAD]

FOR IMMEDIATE RELEASE
FEBRUARY 4, 2003

                                       CONTACT: Ronald J. Domanico
                                                V.P. and Chief Financial Officer
                                                (770) 948-3101


                                CARAUSTAR REPORTS
                    FOURTH QUARTER AND YEAR-END 2002 RESULTS

ATLANTA, GEORGIA - Caraustar Industries, Inc. (NASDAQ-NMS Symbol: CSAR) today announced fourth quarter and year-end 2002 results in line with expectations announced on January 17, 2003. Revenues for the fourth quarter were $252 million, an increase of 18.3 percent from revenues of $213 million for the same period in 2002. The company recorded a net loss for the quarter of $13.3 million, or $0.48 per share. The loss was driven primarily by restructuring and nonrecurring charges taken in the quarter. Excluding restructuring charges of $7.3 million and nonrecurring charges of $4.9 million, both net of taxes, net income for the quarter was a loss of $1.1 million, or $0.04 per share. Net loss for the fourth quarter of 2001 was $5.1 million, or $0.18 per share.

For the year ended December 31, 2002, revenues were $936.8 million, a 4.1 percent increase over revenues of $900.3 million recorded in 2001. The net loss for 2002 was $17.9 million, or $0.64 per share, compared to a net loss of $14.6 million, $0.52 per share, in 2001. Excluding restructuring costs and nonrecurring charges recorded in 2002, net loss for the year was $5.0 million, or $0.18 per share. On a comparable basis, the net loss for 2001 was $11.9 million, or $0.43 per share.

Thomas V. Brown, president and chief executive officer of Caraustar, stated, "Caraustar made significant strides in 2002 in regaining mill and converting volume, both in comparison with our own performance in 2001 and in contrast to the overall recycled boxboard industry. Total volume for the company increased
8.8 percent (over 90 thousand tons) compared with 2001, while industry volume declined 2.4 percent. Excluding the acquisition of the Smurfit- Stone Container Corporation (SSCC) industrial packaging operations, Caraustar's volume grew 5.6 percent, with the gains primarily in the consumer goods-driven coated boxboard mill system. The demand for industrial products continues to shrink as it has for the last three years, and, as a consequence, the related paperboard markets remain a challenge. The integration of the SSCC facilities has been progressing ahead of plan and is meeting our expectations regarding volume and financial results, despite the sluggish state of the industrial economy.

"The Sprague, Connecticut mill improved year-over-year operating income by slightly more than $8 million in spite of a $5 million decline in gross fiber margin. Sprague was profitable in the fourth quarter. Our joint venture wallboard facing paper mill in Indiana doubled its production of gypsum facing paper in 2002, as it became qualified to supply most of our customer base, and is expected to double the quantity of wallboard paper again in 2003.

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Caraustar Industries, Inc.
February 4, 2003
Page 2


"As has been previously reported, the critical event of 2002 was the extreme volatility of fiber costs in the second and third quarters followed by the escalation of energy costs in the fourth quarter. On a pre-tax basis the gross fiber margins for the last nine months of 2002 for our complete mill system, compared with the prior year, declined more than $32 million. In the fourth quarter, we saw some pricing improvement, and, even though fiber costs have declined as expected, margins remained over $10 per ton lower than they were in the fourth quarter of 2001. Energy costs increased $11 per ton in the fourth quarter 2002 when compared to third quarter, more related to concerns associated with events in the Middle East than seasonal weather conditions.

"Caraustar generated approximately $85 million of cash flow (defined as earnings before interest, taxes, depreciation and amortization) in 2002, including all one-time costs, contributions from joint ventures, working capital funding of approximately $10 million to the SSCC facilities in the fourth quarter and repayment of $45 million in debt. We ended the year with approximately $65 million of availability under our revolving credit facility and $34 million of cash on hand.

"We will continue to aggressively respond to customer needs and the demands of the market. Our gains in new business in 2002 were in the higher growth market segments and directly associated with lower cost, lighter-weight products replacing traditional paperboard applications. Caraustar has and will continue to make the necessary consolidations to match technology to customer requirements, and supply to demand."

The Company is not providing earnings guidance for 2003 because of the volatility in key elements, especially fiber and energy, which is driven by international events beyond our control. On the conference call, we will discuss our estimates of volume and confirm the outlook for improvements in our joint ventures, the Sprague mill, and the SSCC industrial packaging acquisition. The Company expects continued growth in cash flow as cash provided by operating activities is supplemented by returns on restructuring activities, the sale of idle property and tax refunds.

Caraustar, a recycled packaging company, is one of the largest and most cost-effective manufacturers and converters of recycled paperboard and recycled packaging products in the United States. The company has developed its leadership position in the industry through diversification and integration from raw materials to finished products. Caraustar serves the four principal recycled paperboard product markets: tubes, cores and cans; folding cartons and custom packaging; gypsum wallboard facing paper; and miscellaneous "other specialty" and converted products.

Caraustar will be hosting a Webcast of its fourth quarter and full-year 2002 results beginning at 11:00 a.m. (EST) on Tuesday, February 4, 2003. In order to listen to the Webcast of its conference call, participants can log on at http://firstcallevents.com/service/ajwz372877301gf12.html or log on at http://www.caraustar.com and look for the Webcast button/icon on "Our Financials" page of the Caraustar Web site.

This press release contains certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that represent the company's expectations, anticipations or beliefs, including statements regarding the Company's expectation for increases in volume at the Company's Indiana joint venture wallboard facing mill. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially depending on a variety of important factors, including, but not limited to, fluctuations in raw material prices and energy costs, downturns in industrial production, housing and construction



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Caraustar Industries, Inc.
February 4, 2003
Page 3


and the consumption of durable and nondurable goods, the degree and nature of competition, demand for the company's products, the degree of success achieved by the company's new product initiatives, changes in government regulations, the company's ability to complete acquisitions and successfully integrate the operations of acquired businesses (including specifically the recently acquired Smurfit-Stone's industrial packaging operations) and the company's ability to service its substantial indebtedness. Additional relevant risk factors that could cause actual results to differ materially are discussed in the company's registration statements and reports filed with the Securities and Exchange Commission, which are available from the company. These documents also may be examined at public reference facilities maintained by the Securities and Exchange Commission or, to the extent filed via EDGAR, accessed through the Web Site of the Securities and Exchange Commission (http://www.sec.gov). The company does not undertake any obligation to update any forward-looking statements and is not responsible for any changes made to this press release by wire or Internet services.


                                      ###



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



                   CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In Thousands, Except Per Share Data)

                                                                 Three Months Ended                        Years Ended
                                                                     December 31,                          December 31,
                                                             -----------------------------         -----------------------------
                                                                2002              2001                2002              2001
                                                             ----------         ----------         ----------         ----------
SALES                                                        $  252,025         $  212,989         $  936,779         $  900,256

COST OF SALES                                                   209,050            173,323            767,955            720,018
                                                             ----------         ----------         ----------         ----------
        Gross profit                                             42,975             39,666            168,824            180,238

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES                     42,387             37,073            150,131            146,934
                                                             ----------         ----------         ----------         ----------
        Operating income before restructuring costs                 588              2,593             18,693             33,304

RESTRUCTURING COSTS                                              11,728                  0             12,713              7,083
                                                             ----------         ----------         ----------         ----------
        Operating (loss) income                                 (11,140)             2,593              5,980             26,221

OTHER (EXPENSE) INCOME:
Interest expense                                                (10,005)            (9,994)           (38,115)           (41,153)
Interest income                                                     291                362              1,652                986
Gain (loss) on extinguishment of debt                                 0                  0                 87             (4,305)
Equity in income (loss) of unconsolidated affiliates                627               (811)             2,488             (2,610)
Other, net                                                          (45)              (821)               130             (1,434)
                                                             ----------         ----------         ----------         ----------
                                                                 (9,132)           (11,264)           (33,758)           (48,516)
                                                             ----------         ----------         ----------         ----------
LOSS BEFORE MINORITY INTEREST
        AND INCOME TAXES                                        (20,272)            (8,671)           (27,778)           (22,295)

MINORITY INTEREST                                                   122                 23                235                180

BENEFIT FOR INCOME TAXES                                         (6,801)            (3,541)            (9,623)            (7,513)
                                                             ----------         ----------         ----------         ----------

NET LOSS                                                     $  (13,349)        $   (5,107)        $  (17,920)        $  (14,602)
                                                             ==========         ==========         ==========         ==========

BASIC

NET LOSS PER COMMON SHARE                                    $    (0.48)        $    (0.18)        $    (0.64)        $    (0.52)
                                                             ==========         ==========         ==========         ==========

Weighted average number of shares outstanding                    27,907             27,856             27,871             27,845
                                                             ==========         ==========         ==========         ==========

DILUTED

NET LOSS PER COMMON SHARE                                    $    (0.48)        $    (0.18)        $    (0.64)        $    (0.52)
                                                             ==========         ==========         ==========         ==========

Diluted weighted average number of shares outstanding            27,907             27,856             27,871             27,845
                                                             ==========         ==========         ==========         ==========




Note: Certain prior year income statement items have been reclassified to conform with the current year presentation.

                 CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

          UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In Thousands)

                                                                               For the Years Ended
                                                                                   December 31,
                                                                           -----------------------------
                                                                              2002               2001
                                                                           ----------         ----------
Cash provided by (used in)
       Operating activities:
             Net loss                                                      $  (17,920)        $  (14,602)
             (Gain) loss from extinguishment of debt                              (87)             4,305
             Depreciation and amortization                                     54,246             64,340
             Disposal of property, plant and equipment, net                     1,267                470
             Restructuring costs                                                5,167              3,987
             Other noncash adjustments                                          7,209             15,857
             Equity in income or loss of unconsolidated affiliates,
                   net of distributions                                         8,167              3,610
             Changes in operating assets and liabilities                        5,151            (20,764)
                                                                           ----------         ----------
             Net cash provided by operating activities                         63,200             57,203
                                                                           ----------         ----------

       Investing activities:
             Purchases of property, plant and equipment                       (22,542)           (28,059)
             Acquisitions of businesses, net of cash acquired                 (69,547)               (34)
             Proceeds from disposal of fixed assets                             2,145                267
             Investment in unconsolidated affiliates                             (200)                 0
             Other, net                                                          (230)               436
                                                                           ----------         ----------
             Net cash used in investing activities                            (90,374)           (27,390)
                                                                           ----------         ----------

       Financing activities:
             Proceeds from senior credit facility                              38,000             18,000
             Repayments of senior credit facility                             (38,000)          (212,000)
             Proceeds from the issuance of the 7 1/4%
                   and 9 7/8% notes                                                 0            291,200
             Repayments of other long and short-term debt                      (6,693)           (67,110)
             Proceeds from swap agreement unwind                                6,163              9,093
             7.74% senior notes prepayment penalty                                  0             (3,565)
             Dividends paid                                                      (833)            (8,870)
             Issuances of stock, net of forfeitures                               135                  0
             Other                                                             (1,528)            (1,217)
                                                                           ----------         ----------
             Net cash (used in) provided by financing activities               (2,756)            25,531
                                                                           ----------         ----------

       Net change in cash and cash equivalents                                (29,930)            55,344
       Cash and cash equivalents at beginning of period                        64,244              8,900
                                                                           ----------         ----------
       Cash and cash equivalents at end of period                          $   34,314         $   64,244
                                                                           ==========         ==========

       Supplemental Disclosures:

             Cash payments for interest                                    $   36,199         $   35,352
                                                                           ==========         ==========
             Cash payments for income taxes                                $      567         $    1,967
                                                                           ==========         ==========
             Stock issued for acquisitions                                 $      325         $   18,799
                                                                           ==========         ==========

                   CARAUSTAR INDUSTRIES, INC. AND SUBSIDIARIES

                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In Thousands, Except Share Data)

                                                                                 December 31,       December 31,
                                                                                    2002               2001
                                                                                 -----------        -----------
                                                     ASSETS
CURRENT ASSETS:

      Cash and cash equivalents                                                   $   34,314         $   64,244
      Receivables, net of allowances                                                 106,149             86,297
      Inventories                                                                    107,644            101,823
      Refundable income taxes                                                         14,926             17,949
      Prepaid pension                                                                      0             10,036
      Other current assets                                                             8,498              6,420
                                                                                  ----------         ----------
           Total current assets                                                      271,531            286,769
                                                                                  ----------         ----------

PROPERTY, PLANT AND EQUIPMENT:
      Land                                                                            14,337             12,620
      Buildings and improvements                                                     150,565            135,727
      Machinery and equipment                                                        643,863            625,691
      Furniture and fixtures                                                          14,894             14,326
                                                                                  ----------         ----------
                                                                                     823,659            788,364
      Less accumulated depreciation                                                 (380,264)          (337,988)
                                                                                  ----------         ----------
      Property, plant and equipment, net                                             443,395            450,376
                                                                                  ----------         ----------

GOODWILL AND INTANGIBLE ASSETS, net                                                  188,927            146,465
                                                                                  ----------         ----------

INVESTMENT IN UNCONSOLIDATED AFFILIATES                                               52,830             62,285
                                                                                  ----------         ----------

OTHER ASSETS                                                                          28,531             15,086
                                                                                  ----------         ----------

                                                                                  $  985,214         $  960,981
                                                                                  ==========         ==========

                                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
      Current maturities of debt                                                  $       70         $       48
      Accounts payable                                                                60,027             52,133
      Accrued liabilities                                                             58,456             37,749
      Accrued pension                                                                 11,279                  0
      Dividends payable                                                                    0                833
                                                                                  ----------         ----------
           Total current liabilities                                                 129,832             90,763
                                                                                  ----------         ----------

SENIOR CREDIT FACILITY                                                                     0                  0
                                                                                  ----------         ----------
OTHER LONG-TERM DEBT, less current maturities                                        532,715            508,691
                                                                                  ----------         ----------
DEFERRED INCOME TAXES                                                                 60,630             66,760
                                                                                  ----------         ----------
PENSION LIABILITY                                                                     13,572                  0
                                                                                  ----------         ----------
DEFERRED COMPENSATION                                                                  1,500              1,741
                                                                                  ----------         ----------
OTHER LIABILITIES                                                                      4,584             12,512
                                                                                  ----------         ----------
MINORITY INTEREST                                                                        700                935
                                                                                  ----------         ----------

SHAREHOLDERS' EQUITY:
      Preferred stock, $.10 par value; 5,000,000 shares
           authorized; none issued                                                         0                  0
      Common stock, $.10 par value; 60,000,000 shares
           authorized, 27,906,674 and 27,853,897 shares
           issued and outstanding at December 31, 2002
           and 2001, respectively                                                      2,791              2,785
      Additional paid-in capital                                                     182,224            180,116
      Retained earnings                                                               79,566             97,488
      Accumulated other comprehensive loss                                           (22,900)              (810)
                                                                                  ----------         ----------
                                                                                     241,681            279,579
                                                                                  ----------         ----------
                                                                                  $  985,214         $  960,981
                                                                                  ==========         ==========